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                                                                   EXHIBIT 23(A)
                                                    CONSENT OF ERNST & YOUNG LLP



                        CONSENT OF INDEPENDENT AUDITORS


     WE CONSENT TO THE INCORPORATION BY REFERENCE IN THE REGISTRATION STATEMENT ON FORM S-8 PERTAINING TO THE NOVA CORPORATION 1991 EMPLOYEES' STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN AND THE NOVA CORPORATION 1996 EMPLOYEES STOCK INCENTIVE PLAN OF OUR REPORT DATED FEBRUARY 19, 1996, WITH RESPECT TO THE CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULE OF NOVA CORPORATION INCLUDED IN THE REGISTRATION STATEMENT ON FORM S-1 (NO. 333-1788), AS AMENDED, AND RELATED PROSPECTUS OF NOVA CORPORATION, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.



                                                           /s/ ERNST & YOUNG LLP


ATLANTA, GEORGIA
MAY 22, 1996